Exhibit 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

PRESS RELEASE

COHERENT CORP. REPORTS THIRD QUARTER FISCAL 2025 RESULTS

•	Q3 REVENUE OF $1.50B, INCREASED 24% Y/Y

•	Q3 GAAP GROSS MARGIN OF 35.2%, INCREASED 491 bps Y/Y; Q3 NON-GAAP GROSS MARGIN OF 38.5%, INCREASED 490 bps Y/Y

•	Q3 GAAP EPS OF $(0. 11), IMPROVED $0.18 Y/Y; Q3 NON-GAAP EPS OF $0.91, IMPROVED $0.53 Y/Y

SAXONBURG, Pa., May 7, 2025 (GLOBE NEWSWIRE) – Coherent Corp. (NYSE: COHR) (“Coherent,” “We,” or the “Company”), a global leader in materials, networking, and lasers, announced financial results today for its fiscal third quarter ended March 31, 2025.

Revenue for the third quarter of fiscal 2025 was $1.50 billion, with GAAP gross margin of 35.2% and GAAP net loss of $0.11 per diluted share. On a non-GAAP basis, gross margin was 38.5% with net income per diluted share of $0.91.

Jim Anderson, CEO, said, “We delivered strong growth and profitability in the March quarter with record revenue driven by another quarter of strong AI-related datacenter demand. We also introduced many new industry-leading optical networking products and technologies during the past quarter which position us well for long-term growth.”

Sherri Luther, CFO, said, “Revenue growth and gross margin expansion drove a significant year-over-year improvement in our GAAP and non-GAAP EPS. We also paid down $136 million of our outstanding debt. Cash and capital allocation remain priorities for us, as we further improve operating leverage and efficiency, while continuing to make investments for the long-term growth of the company.”

Selected Third Quarter Financial Results and Comparisons (in millions, except percentages and per share data)

Table 1

	GAAP Financial Results (unaudited)
	Q3 FY25	Q2 FY25	Q3 FY24	Q/Q		Y/Y		Q3 FY25 YTD	Q3 FY24 YTD	FY/FY
Revenues	$1,498	$1,435	$1,209	4.4%		23.9%		$4,281	$3,393	26.2%
Gross Margin %	35.2%	35.5%	30.3%	(28	) bps	491	bps	35.0%	30.2%	480	bps
R&D Expense %	10.1%	10.0%	10.5%	3	bps	(49	) bps	10.0%	10.4%	(42	) bps
SG&A Expense %	15.5%	15.4%	17.0%	7	bps	(153	) bps	15.9%	18.4%	(254	) bps
Operating Expenses	$456	$373	$344	22.4%		32.5%		$1,213	$991	22.4%
Operating Income(1)	$72	$137	$22	(47.6)%		222.0%		$284	$33	762.6%
Operating Margin	4.8%	9.5%	1.8%	(475	) bps	295	bps	6.6%	1.0%	566	bps
Net Earnings (Loss) Attributable to Coherent Corp.	$16	$103	$(13)	(84.8)%		(219.1)%		$145	$(108)	(234.6)%
Diluted Earnings (Loss) Per Share	$(0.11)	$0.44	$(0.29)	$(0.55)		$0.18		$0.30	$(1.32)	$1.62

(1)	Operating Income is defined as earnings (loss) before income taxes, interest expense, and other expense or income, net.

Selected Third Quarter Financial Results and Comparisons (in millions, except percentages and per share data)

Table 1, continued

	Non-GAAP Financial Results (unaudited)(1)(2)
	Q3 FY25	Q2 FY25	Q3 FY24	Q/Q		Y/Y		Q3 FY25 YTD	Q3 FY24 YTD	FY/FY
Revenues	$1,498	$1,435	$1,209	4.4%		23.9%		$4,281	$3,393	26.2%
Gross Margin %	38.5%	38.2%	33.6%	30	bps	490	bps	37.8%	33.7%	412	bps
R&D Expense %	9.4%	9.6%	10.1%	(15	) bps	(62	) bps	9.5%	9.8%	(31	) bps
SG&A Expense %	10.4%	10.2%	11.0%	28	bps	(55	) bps	10.6%	11.7%	(112	) bps
Operating Expenses	$297	$283	$254	5.1%		17.0%		$858	$729	17.8%
Operating Income	$279	$265	$152	5.4%		83.9%		$762	$415	83.4%
Operating Margin	18.6%	18.5%	12.6%	18	bps	608	bps	17.8%	12.2%	555	bps
Net Earnings Attributable to Coherent Corp.	$177	$185	$90	(4.1)%		97.3%		$500	$200	150.4%
Diluted Earnings Per Share	$0.91	$0.95	$0.38	$(0.05)		$0.53		$2.53	$0.70	$1.83

(1)

During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

(2)

The Company has disclosed financial measurements in this earnings release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company’s management uses these measurements as an aid in monitoring the Company’s on-going financial performance. The non-GAAP net earnings attributable to Coherent Corp., the non-GAAP diluted earnings per share, the non-GAAP operating income, the non-GAAP gross margin, the non-GAAP research and development, the non-GAAP selling, general and administration, the non-GAAP operating expenses, the non-GAAP interest and other (income) expense, and the non-GAAP income tax (benefit), measure earnings and operating income (loss), respectively, excluding non-recurring or unusual items that are considered by management to be outside the Company’s standard operation and excluding certain non-cash items. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance whether (i) items excluded from the non-GAAP financial measures will occur in the future or (ii) there will be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP. All non-GAAP amounts exclude certain adjustments for share-based compensation, acquired intangible amortization expense, restructuring charges (recoveries), integration and site consolidation expenses, integration transaction expenses, and various one-time adjustments. See Table 6 for the Reconciliation of GAAP measures to non-GAAP measures.

Product Highlights – Third Quarter Fiscal 2025

•

Recognized as an NVIDIA Ecosystem Innovation Partner. Coherent is collaborating with NVIDIA on using silicon photonics and co-packaged optics in networking switches to enable the next generation of AI infrastructure.

•

Received Six Product Innovation Awards. Our innovations at the component, module, and system level across datacenter and communications markets were recognized at the Optical Fiber Communication (OFC) Conference 2025.

•

Groundbreaking Demonstration of 400G EML to Enable Next-Generation 3.2T Transceivers. Our innovative differential electro-absorption-modulated laser (EML) technology paves the path for future industry adoption of 3.2T optical interconnects.

•

Showcased Multiple Key Technologies for Co-Packaged Optics (CPO). At OFC 2025, we demonstrated a comprehensive portfolio of technologies including high power InP CW lasers, VCSEL-based CPO solutions, and various passive optical components, which enable CPO applications in AI datacenters.

•

Demonstrated Market-Leading 200G VCSELs and Detectors for 1.6T Multimode Transceivers. Our internally developed 200G VCSELs and photodiodes offer the best cost- and power-efficiency for short-reach datacenter interconnects.

•

Multi-Technology 1.6T Transceivers. Showcased three different 1.6T transceivers, each of which uses different internally developed solutions, including Silicon Photonics, EML, and VCSEL, leveraging our broad and deep technology portfolio.

Business Outlook – Fourth Quarter Fiscal 2025(1)

•	Revenue for the fourth quarter of fiscal 2025 is expected to be between $1.425 billion and $1.575 billion.

•	Gross margin percentage for the fourth quarter of fiscal 2025 is expected to be between 37% and 39% on a non-GAAP basis.

•	Total operating expenses for the fourth quarter of fiscal 2025 are expected to be between $290 million and $310 million on a non-GAAP basis.

•	Tax rate for the fourth quarter of fiscal 2025 is expected to be between 21% and 24% on a non-GAAP basis.

•	EPS for the fourth quarter of fiscal 2025 is expected to be between $0.81 and $1.01 on a non-GAAP basis.

(1)

The Company has not provided a quantitative reconciliation of forward-looking non-GAAP gross margin percentage, non-GAAP operating expenses, non-GAAP tax rate, and non-GAAP earnings per share, because we cannot, without unreasonable efforts, forecast certain items required to develop comparable GAAP measures. These items include, without limitation, restructuring charges; integration, site consolidation and other expenses; foreign exchange gains (losses); and share based compensation expense. The variability of these items could significantly impact our future GAAP financial results and we believe that the inclusion of any such reconciliations would imply a degree or precision that could be confusing or misleading to investors.

Investor Conference Call / Webcast Details

Coherent will review the Company’s financial results for its third quarter of fiscal 2025 and business outlook on Wednesday, May 7, at 5:00 p.m. ET. A live webcast and replay of the conference call will be available on the Investor Relations section of the Company’s website at coherent.com/company/investor-relations. The Company’s financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Additional Information and Where to Find It

In connection with the conference call described above, the Company intends to file an investor presentation as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and to post the investor presentation on the Company’s website at coherent.com/company/investor-relations/investor-presentations after market close on May 7, 2025. We also may, from time to time, post other important information for investors on our website at coherent.com/company/investor-relations. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should review the Investor Relations page of our website referenced above, in addition to following the Company’s press releases, SEC filings, and public conference calls, presentations, and webcasts. Investors and security holders are able to obtain free copies of these documents through the Company’s website referenced above. Copies of the documents filed by the Company with the SEC may be obtained free of charge on the Company’s website at coherent.com/company/investor-relations/sec-filings. The information contained on, or that may be accessed through, the Company’s website is not incorporated by reference into, and is not part of, this release.

Forward-Looking Statements

This press release contains statements, estimates, and projections that constitute “forward-looking statements” as defined under U.S. federal securities laws – including our estimates and projections for our business outlook for the fourth quarter of fiscal 2025, each of which is made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from its historical experience and our present expectations or projections.

The Company believes that all forward-looking statements made by it herein have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements herein include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; (ii) the terms of the Company’s indebtedness and ability to service such debt in connection with its acquisition of Coherent, Inc. (the “Transaction”), (iii) risks relating to future integration and/or restructuring actions; (iv) fluctuations in purchasing patterns of customers and end users; (v) the ability of the Company to retain and hire key employees; (vi) changes in demand in the Company’s end markets along with the Company’s ability to respond to such market changes; (vii) the timely release of new products and acceptance of such new products by the market; (viii) the introduction of new products by competitors and other competitive responses; (ix) the Company’s ability to assimilate other recently acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with such acquisitions; (x) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (xi) the risks that the Company’s stock price will not trade in line with industrial technology leaders; (xii) the impact of trade protection measures, such as import tariffs by the United States or retaliatory actions taken by other countries; and/or (xiii) the risks relating to forward-looking statements and other “Risk Factors” identified from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

About Coherent

Coherent empowers market innovators to define the future through breakthrough technologies, from materials to systems. We deliver innovations that resonate with our customers in diversified applications for the industrial, communications, electronics, and instrumentation markets. Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide. For more information, please visit us at coherent.com.

Contact:

Paul Silverstein

Senior VP, Investor Relations

investor.relations@coherent.com

# # #

Table 2

Coherent Corp. and Subsidiaries

Condensed Consolidated Statements of Earnings (Loss)*

	THREE MONTHS ENDED
$ Millions, except per share amounts (unaudited)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024
Revenues	$1,497.9	$1,434.7	$1,208.8

Costs, Expenses & Other Expense (Income)
Cost of goods sold	970.2	925.3	842.3
Research and development	150.7	143.9	127.5
Selling, general and administrative	231.4	220.6	205.2
Restructuring charges	73.8	8.0	11.5
Interest expense	57.3	64.3	72.8
Other expense (income), net	4.6	(55.8)	(18.6)

Total Costs, Expenses, & Other Expense	1,488.0	1,306.3	1,240.7

Earnings (Loss) Before Income Taxes	9.9	128.4	(31.9)
Income Taxes	8.1	26.9	(16.1)

Net Earnings (Loss)	1.8	101.5	(15.7)
Net Loss Attributable to Noncontrolling Interests	(13.9)	(1.8)	(2.5)

Net Earnings (Loss) Attributable to Coherent Corp.	$15.7	$103.4	$(13.2)

Less: Dividends on Preferred Stock	32.7	32.3	31.2

Net Earnings (Loss) Available to the Common Shareholders	$(17.0)	$71.1	$(44.4)

Basic Earnings (Loss) Per Share	$(0.11)	$0.46	$(0.29)

Diluted Earnings (Loss) Per Share	$(0.11)	$0.44	$(0.29)

Average Shares Outstanding - Basic	155.2	154.8	152.1
Average Shares Outstanding - Diluted	155.2	160.0	152.1

*	Amounts may not recalculate due to rounding.

Table 2

Coherent Corp. and Subsidiaries

Condensed Consolidated Statements of Earnings (Loss)*

(Continued)

	NINE MONTHS ENDED
$ Millions, except per share amounts (unaudited)	Mar 31, 2025	Mar 31, 2024
Revenues	$4,280.7	$3,393.3
Costs, Expenses & Other Expense (Income)
Cost of goods sold	2,783.5	2,369.3
Research and development	426.2	352.1
Selling, general and administrative	681.0	626.0
Restructuring charges	106.2	13.0
Interest expense	188.2	220.7
Other expense (income), net	(62.0)	(30.3)

Total Costs, Expenses, & Other Expense	4,123.1	3,550.9

Earnings (Loss) Before Income Taxes	157.6	(157.6)
Income Taxes	29.4	(45.8)

Net Earnings (Loss)	128.2	(111.7)
Net Loss Attributable to Noncontrolling Interests	(16.8)	(4.0)

Net Earnings (Loss) Attributable to Coherent Corp.	$145.0	$(107.7)

Less: Dividends on Preferred Stock	96.8	91.9

Net Earnings (Loss) Available to the Common Shareholders	$48.2	$(199.7)

Basic Earnings (Loss) Per Share	$0.31	$(1.32)

Diluted Earnings (Loss) Per Share	$0.30	$(1.32)

Average Shares Outstanding - Basic	154.5	151.3
Average Shares Outstanding - Diluted	159.2	151.3

*	Amounts may not recalculate due to rounding.

Table 3

Coherent Corp. and Subsidiaries

Condensed Consolidated Balance Sheets*

$ Millions (unaudited)	March 31, 2025	June 30, 2024
Assets
Current Assets
Cash and cash equivalents	$890.3	$926.0
Restricted cash, current	19.1	174.0
Accounts receivable	1,010.0	848.5
Inventories	1,391.5	1,286.4
Prepaid and refundable income taxes	24.9	26.9
Prepaid and other current assets	364.1	398.2

Total Current Assets	3,699.9	3,660.1
Property, plant & equipment, net	1,936.4	1,817.3
Goodwill	4,458.0	4,464.3
Other intangible assets, net	3,282.5	3,503.2
Deferred income taxes	52.6	41.0
Restricted cash, non-current	716.7	689.6
Other assets	298.8	313.1

Total Assets	$14,444.8	$14,488.6

Liabilities, Mezzanine Equity and Equity
Current Liabilities
Current portion of long-term debt	$4.7	$73.8
Accounts payable	777.3	631.5
Operating lease current liabilities	42.7	40.6
Accruals and other current liabilities	672.3	597.9

Total Current Liabilities	1,497.0	1,343.8
Long-term debt	3,727.1	4,026.4
Deferred income taxes	673.8	784.4
Operating lease liabilities	170.0	162.4
Other liabilities	208.1	225.4

Total Liabilities	6,276.0	6,542.4
Total Mezzanine Equity	2,461.6	2,364.8
Total Coherent Corp. Shareholders’ Equity	5,352.6	5,210.1
Noncontrolling interests	354.6	371.4

Total Equity	5,707.2	5,581.5

Total Liabilities, Mezzanine Equity and Equity	$14,444.8	$14,488.6

*	Amounts may not recalculate due to rounding.

Table 4

Coherent Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows*

	NINE MONTHS ENDED
$ Millions (unaudited)	Mar 31, 2025	Mar 31, 2024
Cash Flows from Operating Activities
Net cash provided by operating activities	$503.3	$383.4

Cash Flows from Investing Activities
Additions to property, plant & equipment	(309.5)	(246.9)
Proceeds from the sale of business	27.0	—
Other investing activities	(1.0)	(2.1)

Net cash used in investing activities	(283.5)	(249.0)

Cash Flows from Financing Activities
Contributions from noncontrolling interest holders	—	1,000.0
Proceeds from borrowings of revolving credit facilities	35.9	19.0
Payments on existing debt	(386.0)	(165.1)
Payments on borrowings under revolving credit facilities	(34.1)	(18.6)
Equity issuance costs	—	(31.8)
Proceeds from exercises of stock options and purchases under employee stock purchase plan	47.5	36.1
Payments in satisfaction of employees’ minimum tax obligations	(48.9)	(18.8)
Other financing activities	(0.7)	(0.8)

Net cash provided by (used in) financing activities	(386.5)	819.9

Effect of exchange rate changes on cash and cash equivalents	3.0	0.6
Net increase (decrease) in cash and cash equivalents	(163.7)	954.9
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	1,789.7	837.6

Cash, Cash Equivalents, and Restricted Cash at End of Period	$1,626.0	$1,792.5

*	Amounts may not recalculate due to rounding.

Table 5

Segment Revenues*

	THREE MONTHS ENDED			NINE MONTHS ENDED
$ Millions (unaudited)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024
Revenues:
Networking	$897.3	$815.9	$618.8	$2,476.1	$1,615.9
Materials	236.7	243.5	239.0	717.6	737.3
Lasers	363.9	375.3	351.0	1,087.0	1,040.1

Consolidated	$1,497.9	$1,434.7	$1,208.8	$4,280.7	$3,393.3

*	Amounts may not recalculate due to rounding.

Table 6

Reconciliation of GAAP Measures to Non-GAAP Measures*

	THREE MONTHS ENDED			NINE MONTHS ENDED
$ Millions, except per share amounts (unaudited)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024(1)	Mar 31, 2025(1)	Mar 31, 2024(1)
Gross margin on GAAP basis	$527.7	$509.4	$366.5	$1,497.2	$1,024.0
Share-based compensation	5.4	5.6	5.2	16.7	17.9
Amortization of acquired intangibles(2)	43.7	30.4	30.6	104.5	91.6
Integration, site consolidation and other(3)	—	2.6	4.0	1.7	10.8

Gross margin on non-GAAP basis	$576.7	$548.0	$406.2	$1,620.1	$1,144.3

Research and development on GAAP basis	$150.7	$143.9	$127.5	$426.2	$352.1
Share-based compensation	(5.3)	(5.7)	(4.9)	(16.3)	(17.9)
Amortization of acquired intangibles(2)	(3.8)	(0.6)	(0.7)	(5.1)	(2.0)
Integration, site consolidation and other(3)	(0.4)	(0.2)	(0.4)	(0.3)	(1.0)

Research and development on non-GAAP basis	$141.2	$137.4	$121.5	$404.6	$331.2

Selling, general and administrative on GAAP basis	$231.4	$220.6	$205.2	$681.0	$626.0
Share-based compensation	(29.5)	(29.7)	(16.3)	(83.7)	(62.4)
Amortization of acquired intangibles(2)	(39.6)	(40.7)	(41.0)	(121.1)	(122.9)
Integration, site consolidation and other(3)	(6.0)	(4.5)	(15.1)	(22.3)	(43.1)

Selling, general and administrative on non-GAAP basis	$156.3	$145.7	$132.8	$453.7	$397.7

Restructuring charges on GAAP basis	$73.8	$8.0	$11.5	$106.2	$12.9
Restructuring charges(4)	(73.8)	(8.0)	(11.5)	(106.2)	(12.9)

Restructuring charges on non-GAAP basis	$—	$—	$—	$—	$—

Operating income on GAAP basis	$71.8	$136.9	$22.3	$283.8	$32.9
Share-based compensation	40.2	41.0	26.4	116.7	98.2
Amortization of acquired intangibles	87.2	71.7	72.3	230.7	216.5
Restructuring charges(4)	73.8	8.0	11.5	106.2	12.9
Integration, site consolidation and other(3)	6.4	7.3	19.5	24.3	54.9

Operating income on non-GAAP basis	$279.3	$264.9	$151.9	$761.8	$415.4

Table 6

Reconciliation of GAAP Measures to Non-GAAP Measures*

(Continued)

	THREE MONTHS ENDED			NINE MONTHS ENDED
$ Millions, except per share amounts (unaudited)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024(1)	Mar 31, 2025(1)	Mar 31, 2024(1)
Interest and other (income) expense, net on GAAP basis	$61.9	$8.5	$54.2	$126.2	$190.4
Foreign currency exchange gains (losses), net	(16.7)	35.1	(3.1)	8.6	(8.6)

Interest and other (income) expense, net on non-GAAP basis	$45.1	$43.6	$51.0	$134.8	$181.8

Income taxes on GAAP basis	$8.1	$26.9	$(16.1)	$29.4	$(45.8)
Tax impact of non-GAAP measures	47.6	19.2	29.8	95.2	83.5
Tax windfall from share-based compensation(5)	4.2	4.1	—	19.2	—
Tax impact of valuation allowance for deferred tax assets(6)	(1.4)	(11.8)	—	(12.6)	—

Income taxes on non-GAAP basis	$58.5	$38.4	$13.7	$131.2	$37.7

Net earnings (loss) attributable to Coherent Corp. on GAAP basis	$15.7	$103.4	$(13.2)	$145.0	$(107.7)
Share-based compensation	40.2	41.0	26.4	116.7	98.2
Amortization of acquired intangibles(2)	87.2	71.7	72.3	230.7	216.5
Foreign currency exchange (gains) losses	16.7	(35.1)	3.1	(8.6)	8.6
Restructuring charges(4)	73.8	8.0	11.5	106.2	12.9
Integration, site consolidation and other(3)	6.4	7.3	19.5	24.3	54.9
Non-controlling interest impact of non-GAAP items	(12.3)	—	—	(12.3)	—
Tax impact of non-GAAP measures	(47.6)	(19.2)	(29.8)	(95.2)	(83.5)
Tax windfall from share-based compensation(5)	(4.2)	(4.1)	—	(19.2)	—
Tax impact of valuation allowance for deferred tax assets(6)	1.4	11.8	—	12.6	—

Net earnings attributable to Coherent Corp. on non-GAAP basis	$177.2	$184.8	$89.8	$500.3	$199.8

Per share data:
Net loss on GAAP basis
Basic Earnings (Loss) Per Share	$(0.11)	$0.46	$(0.29)	$0.31	$(1.32)
Diluted Earnings (Loss) Per Share	$(0.11)	$0.44	$(0.29)	$0.30	$(1.32)

Net earnings on non-GAAP basis
Basic Earnings Per Share	$0.93	$0.99	$0.39	$2.61	$0.71
Diluted Earnings Per Share	$0.91	$0.95	$0.38	$2.53	$0.70

*	Amounts may not recalculate due to rounding.

(1)

During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

(2)	Amortization of acquired intangibles includes the write-off of certain impaired intangible assets in the third quarter of fiscal 2025.
(3)

Integration, site consolidation and other costs include retention and severance payments and other integration costs related to the acquisition of Coherent, Inc. Refer to table 7 for a more detailed description of these costs on a consolidated basis.

(4)

Restructuring charges include loss on sale of a facility, severance, non-cash impairment charges for production assets and improvements on leased facilities and other costs related to the Restructuring Plans.

(5)	Windfall tax benefits were recorded on the vesting of share-based compensation.
(6)

Valuation allowance adjustments were related to an increase (decrease) in valuation allowance related to certain deferred tax assets resulting from the Company’s cumulative GAAP net loss that is not recognized for non-GAAP purposes given the historical non-GAAP net earnings.

Table 7

Components of Integration, Site

Consolidation and Other Costs Excluded

from Non-GAAP Operating Income*

	THREE MONTHS ENDED			NINE MONTHS ENDED
$ Millions (unaudited)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024(1)	Mar 31, 2025(1)	Mar 31, 2024(1)
Integration, site consolidation and other costs
Consulting costs related to projects to integrate recent acquisitions into common technology systems and simplify legal entity structure	$5.8	$3.8	$11.1	$21.0	$34.3
Charges for products that are end-of-life, including production equipment to produce those products	—	—	2.2	—	2.2
Employee severance and retention costs for site consolidations as part of our Synergy and Site Consolidation Plan or other actions	0.6	3.5	2.4	2.7	9.5
Severance costs related to the retirement of our CEO/CFO/President	—	—	3.8	0.6	5.9
Direct damages from substation power failure/fire at manufacturing sites	—	—	—	—	3.0

Integration, site consolidation and other costs	$6.4	$7.3	$19.5	$24.3	$54.9

*	Amounts may not recalculate due to rounding.
(1)

During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

Table 8

GAAP Earnings (Loss) Per Share Calculation*

	THREE MONTHS ENDED			NINE MONTHS ENDED
$ Millions, except per share amounts (unaudited)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024
Numerator
Net earnings (loss) attributable to Coherent Corp.	$15.7	$103.4	$(13.2)	$145.0	$(107.7)
Deduct Series B redeemable preferred dividends	(32.7)	(32.3)	(31.2)	(96.8)	(91.9)

Basic earnings (loss) available to common shareholders	$(17.0)	$71.1	$(44.4)	$48.2	$(199.7)

Diluted earnings (loss) available to common shareholders	$(17.0)	$71.1	$(44.4)	$48.2	$(199.7)

Denominator
Weighted average shares	155.2	154.8	152.1	154.5	151.3
Effect of dilutive securities:
Common stock equivalents	—	5.2	—	4.7	—

Diluted weighted average common shares	155.2	160.0	152.1	159.2	151.3

Basic earnings (loss) per common share	$(0.11)	$0.46	$(0.29)	$0.31	$(1.32)

Diluted earnings (loss) per common share	$(0.11)	$0.44	$(0.29)	$0.30	$(1.32)

*	Amounts may not recalculate due to rounding.

Table 9

Non-GAAP Earnings Per Share Calculation*

	THREE MONTHS ENDED			NINE MONTHS ENDED
$ Millions, except per share amounts (unaudited)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024(1)	Mar 31, 2025(1)	Mar 31, 2024(1)
Numerator
Net earnings attributable to Coherent Corp. on non-GAAP basis	$177.2	$184.8	$89.8	$500.3	$199.8
Deduct Series B redeemable preferred dividends	(32.7)	(32.3)	(31.2)	(96.8)	(91.9)

Basic earnings available to common shareholders	$144.6	$152.6	$58.6	$403.5	$107.9

Diluted earnings available to common shareholders	$144.6	$152.6	$58.6	$403.5	$107.9

Denominator
Weighted average shares	155.2	154.8	152.1	154.5	151.3
Effect of dilutive securities:
Common stock equivalents	4.0	5.2	3.5	4.7	2.3

Diluted weighted average common shares	159.1	160.0	155.7	159.2	153.6

Basic earnings per common share on non-GAAP basis	$0.93	$0.99	$0.39	$2.61	$0.71

Diluted earnings per common share on non-GAAP basis	$0.91	$0.95	$0.38	$2.53	$0.70

*	Amounts may not recalculate due to rounding.
(1)

During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.